UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2016

CAREY WATERMARK INVESTORS 2 INCORPORATED
(Exact name of registrant as specified in its charter)

000-55461	46-5765413
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on January 6, 2017, to include the historical financial statements and pro forma financial information required by Items 9.01(a) and (b).

Item 9.01 — Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

On December 30, 2016, a wholly-owned subsidiary of Carey Watermark Investors 2 Incorporated, or CWI 2, completed the acquisition of the Ritz-Carlton San Francisco from RC SF Owner LLC, an unaffiliated third party. The 336-room hotel is located in San Francisco, California. The Ritz-Carlton San Francisco combined consolidated financial statements and independent auditor's report as of and for the nine months ended September 30, 2016 and as of and for the years ended December 31, 2015 and 2014 are attached as Exhibit 99.1 and are incorporated by reference herein.

(b) Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

(c) N/A

(d) Exhibits

Exhibit No.	Description
99.1	Audited combined consolidated financial statements of Ritz-Carlton San Francisco as of and for the nine months ended September 30, 2016 and as of and for the years ended December 31, 2015 and 2014

99.2	Unaudited pro forma condensed consolidated financial information of CWI 2 for the year ended December 31, 2015 and as of and for the nine months ended September 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors 2 Incorporated
Date:	March 20, 2017
		By:	/s/ Noah K. Carter
Noah K. Carter
Chief Accounting Officer